Exhibit 32

CERTICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Granite Broadcasting Corporation (the Company) on Form 10-Q for the quarter ended September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the Form 10-Q), we, W. Don Cornwell and Ellen McClain, Chief Executive Officer and Chief Financial Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

(i)                   the Form 10-Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934; and

(ii)                the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: November 12, 2003.
/s/ W. DON CORNWELL
W. Don Cornwell
Chief Executive Officer

/s/ ELLEN McCLAIN
Ellen McClain
Chief Financial Officer